SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant[ ]

Filed by a Party other than the Registrant[X]

Check the appropriate box:

[x]  Preliminary Proxy Statement

[ ]  Confidential for use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 PHH Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         Pennant Capital Management, LLC
                            Pennant Spinnaker Fund LP
                         Pennant Offshore Partners, Ltd.
                          Pennant Onshore Partners, LP
                          Pennant Onshore Qualified, LP
                            Pennant Windward Fund, LP
                           Pennant Windward Fund, Ltd.
                                  Alan Fournier
                                 Allan Z. Loren
                             Gregory J. Parseghian
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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[ ]  Fee paid previously with preliminary materials.


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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



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


                                                              PRELIMINARY COPIES

                                 PHH CORPORATION
                ------------------------------------------------

                             MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 2009

                ------------------------------------------------

 PROXY STATEMENT OF PENNANT CAPITAL MANAGEMENT, LLC; PENNANT SPINNAKER FUND LP; PENNANT OFFSHORE PARTNERS, LTD.; PENNANT ONSHORE PARTNERS, LP; PENNANT ONSHORE
  QUALIFIED, LP; PENNANT WINDWARD FUND, LP; PENNANT WINDWARD FUND, LTD.; ALAN
              FOURNIER; ALLAN Z. LOREN; AND GREGORY J. PARSEGHIAN.



                                                                  April __, 2009

To Our Fellow PHH Corporation Stockholders:

     We are furnishing this Proxy Statement to holders of the common stock, par value $0.01 per share ("Common Stock"), of PHH Corporation, a Maryland corporation (the "Company"), in connection with our solicitation of proxies for use at the 2009 Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Company has stated that the Annual Meeting will be held at _____________________________, on June 10, 2009, at _______ local time, and the board of directors of the Company (the "Board of Directors" or "Board") has fixed April 22, 2009, as the record date (the "Record Date") for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. This Proxy Statement is first being sent or given to stockholders on or about April __, 2009.

     This solicitation is being conducted by Pennant Capital Management, LLC ("Pennant Capital"); Pennant Spinnaker Fund LP ("Spinnaker"); Pennant Offshore Partners, Ltd. ("Offshore"); Pennant Onshore Partners, LP ("Onshore"); Pennant Onshore Qualified, LP ("Qualified"); Pennant Windward Fund, LP ("Windward LP"); Pennant Windward Fund, Ltd. ("Windward Ltd." and, together with Spinnaker, Offshore, Onshore, Qualified and Windward LP, the "Funds"); Alan Fournier ("Mr. Fournier" and, together with the Funds and Pennant Capital, the "Pennant Entities" or "Pennant"); Allan Z. Loren ("Mr. Loren"); and Gregory J. Parseghian ("Mr. Parseghian"). The Pennant Entities, Mr. Loren and Mr. Parseghian are hereinafter from time to time collectively referred to as the "Soliciting Persons."

     The Pennant Entities collectively own 5,407,141 shares, representing approximately 9.97% of the outstanding Common Stock, making us the Company's largest stockholder as of the Record Date. We are soliciting proxies to be used at the Annual Meeting for the following actions:

     (i) To elect Mr. Loren and Mr. Parseghian (the "Independent Nominees") as two of the three Class I directors of the Company to hold office until the Company's 2012 annual meeting of stockholders, and until their respective successors are duly elected and qualified;

     (ii) To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009; and

     (iii) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     We urge you to vote in favor of the Independent Nominees because we believe they will bring to the Board substantial mortgage industry experience and a proven track record of creating stockholder value and implementing change. We believe that this experience and track record, together with a new voice and fresh perspective on the Board, will best serve the interests of the Company and its stockholders. Accordingly, we urge you to sign and date the GOLD proxy card supplied by the Soliciting Persons and return it in the enclosed postage-page envelope whether or not you plan to attend the meeting.

     The Company has nominated three incumbent directors to stand for re-election at the Annual Meeting. By voting on the GOLD proxy card, you will be able to vote at the Annual Meeting for three candidates - the two Independent Nominees and the Company Nominee other than Terence W. Edwards and A.B. Krongard. As discussed more fully in this Proxy Statement, we are soliciting for this third Company Nominee rather than for Mr. Edwards or Mr. Krongard because we believe that as Chief Executive Officer and Non-Executive Chairman, respectively, Messrs. Edwards and Krongard bear significant responsibility for a number of the self-inflicted problems facing the Company and because we have lost confidence in their ability to effectively and expeditiously handle future challenges and opportunities for the Company.

     If your shares are held in the name of a brokerage firm, bank or nominee, only that entity can vote such shares and then only upon receipt of your specific instruction. Accordingly, we urge you to contact the person responsible for your account and instruct that person to execute the GOLD proxy card on your behalf.

     YOUR VOTE IS IMPORTANT. If you agree with the reasons for the Soliciting Persons' solicitation set forth in this Proxy Statement and believe that the election of the Independent Nominees to the Board of Directors can make a difference, please vote FOR the election of the Independent Nominees, no matter how many or how few shares you own.

     THE SOLICITING PERSONS URGE YOU NOT TO SIGN ANY PROXY CARD THAT IS SENT TO YOU BY THE COMPANY, EVEN AS A FORM OF PROTEST. By executing the GOLD proxy card, you will authorize us to vote FOR the election of the Independent Nominees, FOR the candidate to the Board of Directors who has been nominated by the Company other than A.B. Krongard and Terence W. Edwards and FOR the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009. If you have already signed a proxy card sent to you by the Company, you may revoke that proxy at any time prior to the time a vote is taken by (i) submitting a duly executed proxy bearing a later date to the Corporate Secretary of the Company, (ii) filing with the Corporate Secretary of the Company a later dated written revocation or (iii) attending and voting at the Stockholder Meeting in person.


                              Thank you for your support,

                              On behalf of the Soliciting Persons,

                              Sincerely,



                              Alan Fournier






--------------------------------------------------------------------------------
   IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING THE GOLD PROXY CARD
         OR NEED ADDITIONAL COPIES OF OUR PROXY MATERIALS, PLEASE CALL:

                            MacKenzie Partners, Inc.
                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          Call Toll-Free (800) 322-2855

                       Email: proxy@mackenziepartners.com


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

                                     GENERAL

     The Board of Directors currently consists of seven directors divided into three classes having staggered three-year terms. According to the Company's proxy statement (the "Company Proxy Statement"), filed in preliminary form on ______ __, 2009, three Class I directors are to be elected to the Board at the Annual Meeting for terms ending at the Company's 2012 annual meeting of stockholders. The Company has nominated three incumbent members of the Board (the "Company Nominees") to stand for re-election at the Annual Meeting.

     We are seeking to elect the Independent Nominees - Allan Z. Loren and Gregory J. Parseghian - to the Board. Unless otherwise indicated thereon, we will use the authority granted to us by the GOLD proxy card to vote FOR the election of the Independent Nominees as directors, FOR the Company Nominee other than A.B. Krongard and Terence W. Edwards, and FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009. We are soliciting for the third Company Nominee rather than for Mr. Edwards or Mr. Krongard because, for the reasons discussed below, we believe that as Chief Executive Officer and Non-Executive Chairman, respectively, Messrs. Edwards and Krongard bear significant responsibility for a number of the self-inflicted problems facing the Company and because we have lost confidence in their ability to effectively and expeditiously handle future challenges and opportunities for the Company.

     For information concerning voting procedures at the Annual Meeting, see "Voting and Proxy Procedures."

                         BACKGROUND OF THIS SOLICITATION

     For more than a year, the Pennant Entities have made consistent efforts to encourage the Board and senior management of the Company ("Management") to focus more keenly and effectively on the creation of long-term stockholder value.

     On April 2, 2008, representatives of Pennant met with Mr. Terence W. Edwards, President and Chief Executive Officer of the Company ("Mr. Edwards"), and certain other members of Management for a wide ranging discussion of the Company's businesses. Among other things, the Pennant representatives expressed concern that the Company's compensation arrangements for Management failed to adequately incentivize Management to create significant value for stockholders. In the meeting, the Pennant representatives stated that they would support a more effective incentive compensation arrangement for Management, including an aggressive options package tied to long-term stock performance, and sought to encourage Management to ensure that incentives were more productively aligned with stockholder interests.

     On May 9, 2008, following the Company's first quarter 2008 earnings call, representatives of Pennant expressed their concern to Mr. Edwards about his and other Management members' public communications regarding the Company's results of operations. The Pennant representatives told Mr. Edwards that the Company's first quarter 2008 earnings release and conference call had been harmful to the interests of the Company because they had painted a confusing and overly pessimistic picture of the Company and had failed to describe adequately to investors, customers, potential outsourcing partners and funding sources that, despite the tumultuous economic environment, the Company had done relatively well compared to much of the mortgage industry, particularly in the mortgage production and servicing segments, due to the Company's business model as an outsourced services provider rather than a balance sheet lender like many others in the industry.

     On May 12, 2008, Pennant followed up the May 9, 2008 conversation with a letter to Mr. Edwards reiterating Pennant's concerns and encouraging Management to present a more open and balanced discussion of the Company's underlying earnings results and normalized profit potential. The letter pointed out that the Company's mortgage results for the first quarter of 2008 were affected, in particular, by a number of unusual negative impacts and that the Company's earnings release and conference call seemed to paint a picture of the Company as just another deeply troubled mortgage company. The letter raised Pennant's concerns that the Company's overly negative communications could adversely affect the availability and cost of funding, make it more difficult for the rating agencies to understand the earnings power of the Company's businesses, make it harder to convince potential


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


outsourcing clients to partner with the Company, and hurt staff morale. The letter also encouraged Mr. Edwards to hire a Chief Financial Officer who would be an effective communicator with investors, preferably with public company experience, and who has a track record of driving long-term stockholder value.

     On June 4, 2008, a representative of Pennant spoke with Mr. Edwards and another member of Management at an industry conference following a Company presentation. In response to a request for Management's view on the Company's earnings power, and a range of potential earnings, in a normalized operating environment, Mr. Edwards replied that there is no such thing as "normal" in the mortgage industry anymore.

     On August 19, 2008, in the context of discussing with A.B. Krongard, Chairman of the Board ("Mr. Krongard"), the type of leadership and expertise they thought was lacking at the Company, representatives of Pennant mentioned Mr. Parseghian as a mortgage industry expert whom Pennant believed would bring to the Company tremendous experience, energy and credibility at a critical time for the Company. Although Mr. Parseghian was not available at that time for an executive position with the Company, Mr. Krongard indicated he was interested in Mr. Parseghian's background and in meeting with him as a potential Board member.

     Also at the August 19, 2008 meeting with Mr. Krongard, in the context of discussing the Company's ongoing search for a new chief financial officer ("CFO") and concerns about the impact of such a hire on the Company's management team, the Pennant representatives suggested that a generous goal-oriented incentive compensation package could be useful in exciting the Company's management team about the hiring of a strong CFO from outside the Company. Mr. Krongard agreed and stated that they were working on such a package in tandem with their efforts to hire a new CFO. Although a new CFO has been hired, the Company has not revamped its compensation arrangements to strengthen incentives.

     On November 19, 2008, representatives of Pennant met for the first time with Sandra Bell, who had joined Management as Chief Financial Officer on October 13, 2008. Ms. Bell advised Pennant that she was undertaking an in-depth assessment of the Company's businesses and operations and its strategic plans and options. The Pennant representatives were favorably impressed with Ms. Bell's understanding of, and perspective on, the Company and with the approach she described to her ongoing assessment of the Company's plans and options. While the Pennant representatives believed that Ms. Bell might conclude that the Company must be managed with a much greater focus on current market conditions and opportunities, the Pennant representatives were concerned that, as a new and junior member of Management, her ability to cause immediate change in the direction of the Company would be limited.

     On November 24, 2008, representatives of Pennant spoke with Mr. Krongard to discuss the foregoing concerns with respect to the Company and the capability and plans of Management to deal with those concerns. In the discussion, the Pennant representatives noted their belief that the Company's stock price was trading at approximately 20% of book value and their concern that the Company's $1.3 billion unsecured credit facility would mature in January 2011. The Pennant representatives also expressed their belief that Management, with some exceptions, has little credibility in the market and that the Company's November 10, 2008 earnings conference call had been reckless and damaging.

     Also in their November 24, 2008 conversation with Mr. Krongard, which followed a November 21, 2008 meeting between Mr. Krongard and Mr. Parseghian, the Pennant representatives proposed to Mr. Krongard that the Company immediately add Mr. Parseghian to the Board. In addition, Pennant proposed to Mr. Krongard that the Board form a special committee of non-management directors, which would include Mr. Parseghian, to underscore the importance and urgency of Ms. Bell's strategic review of the Company's businesses, operations, plans and options and to ensure that the Company's efforts in that regard receive prompt and focused Board-level attention. In response, Mr. Krongard dismissed the suggestion of a special committee of non-management directors and advised Pennant that the Board was considering adding a new director to the Board, that he had been impressed with Mr. Parseghian at their recent meeting, but that other members of the Board had expressed concern about Mr. Parseghian's past association with The Federal Home Loan Mortgage Corporation ("Freddie Mac") and that two other candidates for the Board were being seriously considered ahead of Mr. Parseghian.

     On March 11, 2009, Spinnaker sent a formal notice to the Company, in accordance with the requirements of the Company's bylaws, that Spinnaker intended to nominate the Independent Nominees for election to the Board at the Annual Meeting.

                          REASONS FOR THIS SOLICITATION

     Pennant believes that the Company has been poorly managed and that the election of the Independent Nominees - who would bring to the Board substantial mortgage industry experience and a proven track record of creating stockholder value and implementing change - will best serve the interests of the Company and its stockholders. Pennant acquired shares of Common Stock beginning in April 2006 because Pennant believed the shares were undervalued and represented an attractive investment opportunity. Notwithstanding the record loss for 2008 recently reported by the Company, Pennant remains optimistic about the Company's businesses for the following, among other, reasons:

     o The Company is the only private label mortgage outsourcer of size in the United States, and in many cases it may be the only profitable option for subscale institutions to offer a mortgage product to their customers without outsourcing to a competitor. Historically, outsourcing activity for the Company's mortgage origination segment ("PHH Mortgage Production") has tended to be strongest in the wake of mortgage industry downturns, and Pennant expects that the recent deep industry downturn will result in great opportunity for the Company. As a result of this downturn, 11 of the top 30 industry competitors as of 2006 have failed and 8 more have been acquired as of December 2008, leaving the Company as the 5th largest retail originator of residential mortgages and the 10th largest overall residential mortgage originator. Moreover, with the recently improved market for refinancing and the intense focus by the federal government on the housing market crisis, including the recently announced Homeowner Affordability and Stability Plan and changes to the government sponsored enterprise (GSE) refinancing requirements, Pennant believes the Company will have even greater opportunities.

     o The Company's fleet management services segment ("PHH Fleet") is the 2nd largest player in the fleet management industry. The Company's largest competitor, GE Commercial Finance Fleet Services, has begun to scale down its business in light of GE-specific balance sheet issues, leaving plenty of opportunities for PHH Fleet to pick up profitable new clients.

     Despite these and other positives for the Company's businesses, the Common Stock has recently traded at substantially less than the Company's tangible net book value - not more than 50% of tangible net book value in the months prior to Pennant's disclosure of the intention to nominate the Independent Nominees for election to the Board. Since the Company marks substantially all of its assets to market or fair value, Pennant believes that tangible net book value represents a reasonable proxy for runoff value and that the market has therefore been expressing the view that the Company is worth more "dead than alive." Pennant believes, however, that the Company's prospects are substantially undervalued by its current market capitalization and that they considerably exceed the Company's potential runoff value. In that regard, Pennant believes that the fair value of the Company is in excess of $40 per share based on a 10x multiple applied to potential normalized earnings of approximately $4 per share or more (resulting from an assumed 40 basis point pre-tax margin for PHH Mortgage Production on annual volume of over $40 billion, a 10 basis point pre-tax margin for the mortgage servicing segment of the Company ("PHH Mortgage Servicing"), and PHH Fleet adjusted pre-tax earnings returning to 2007's level of $106 million).

     Pennant believes that the Company's current depressed market valuation reflects a dim view of the Company's stewardship by the Board, a view that Pennant shares. In a meeting on August 19, 2008, Mr. Krongard told representatives of Pennant that the Board was "tired" and that some directors were open to being replaced as a result of their efforts in connection with the Company's accounting restatement and the mortgage market downturn. While the economic climate in general, and the housing and financing markets in particular, have presented serious challenges, Pennant believes that the Board has poorly managed the Company through these difficult times:

     o Failure to Understand Normalized Earnings Potential. Based on discussions with members of the Board over the past year, it has appeared to Pennant that the Board failed to develop a view of the normalized earnings power of the Company. Both CEO Edwards and Board Chairman Krongard have been unable to describe to Pennant the normalized earnings power of the Company, and on June 4, 2008, Mr. Edwards even stated that in this economy he is not sure that there is such a thing as normalized earnings power. Subsequently, in November 2008, a member of Management did tell Pennant that the Board is looking into developing a view as to the normalized earnings power of the Company. Pennant believes that without such an understanding, the Board cannot adequately set targets to track Management's performance, cannot establish effective incentive structures for Management, cannot explain to investors the Company's long-term earnings potential and cannot make fully informed capital allocation decisions.

     o Less than Effective Management Incentives. The management incentive plans for the Company, PHH Mortgage Production and PHH Fleet are based upon the achievement of specified pre-tax income targets (after minority interest) for the relevant unit. Pennant believes that these incentive plans fail to provide proper incentives for employees, particularly in the current market environment, because they fail to distinguish between factors that employees can and cannot control. For example, the PHH Mortgage Production management incentive plan target for a particular year is typically set in March of that year. Whether this target is met will depend on many factors that are beyond the participating employees' control and not known ahead of time, such as future interest rates and market-driven gain-on-sale margins. In years where such factors make the target unattainable despite the employees' best efforts and achievements, no award will be paid; conversely, in years where such factors make attainment of the target likely almost without regard to employee performance, an award will be made whether or not deserved. Particularly in a challenging environment such as the one the Company has experienced in the last few years, management incentive plans should be geared toward providing incentives for employee performance by focusing on parameters that are largely within their control, such as efficiency and cost structure.

     o Insufficient Focus on Profitability. In discussions with representatives of the Board and Management since the beginning of 2008, it has been readily apparent to Pennant that until recently the Board and Management have not focused on the profitability of individual clients. In fact, in conversations with Company representatives in November 2008, the Company conveyed its suspicion that some of its clients were insufficiently profitable across the business cycle. Pennant believes that for far too long Management and the Board have focused on growing the Company with too little regard for profitability. Without having appropriate metrics in place, Pennant believes that Management and the Board have been unable to evaluate whether existing clients are sufficiently profitable and whether potential new clients would be sufficiently profitable to pursue.

     o Too Slow to Reduce Mortgage Production Costs. In the last three completed fiscal years, PHH Mortgage Production did not have a single profitable quarter, and was only able to break even in the fourth quarter of 2008. While Management has, along the way, made relatively modest cuts in PHH Mortgage Production expenses, Pennant believes that Management was slow to address profitability concerns, especially in 2008 after termination of the merger agreement with General Electric Capital Corporation and as it became ever more clear that the deepening housing and mortgage crisis would lead to lower mortgage origination volumes. In the last several months, some recovery in origination volumes and healthier gain-on-sale margins have led to profitable operations for PHH Mortgage Production, but Pennant believes that this goal should have been achieved earlier, or losses should have been reduced, with more aggressive cost cutting on the part of Management.

     o Too Slow to Reduce Fleet Funding Costs. PHH Fleet relies on external financing to purchase vehicles for its clients, and its client agreements use published indices to pass these financing costs through to its clients. In the past, these indices have tended to track PHH Fleet's funding costs, but in the second half of 2007, when the asset-backed funding markets suffered severe disruption, these indices no longer reflected the Company's true costs of funding and began to significantly reduce the profitability of PHH Fleet. While Management has continuously disclosed this adverse impact on the Company in its public filings since at least November 2007, the Board failed to ensure that concrete steps were taken to mitigate this impact until well into the fourth quarter of 2008.

     o Public Communications Failures. With short-term results falling far short of the Company's long-term earnings potential in part due to the market environment, it is critically important for Management to educate investors about the Company's long-term earnings potential. Pennant has been encouraging Management to provide such goals for more than a year, without success. Management's failure to communicate long-term earnings goals has made it exceedingly difficult for investors to value the Company based on its underlying earnings power and may account, in part, for the Company's depressed market valuation.

          Management's failure to communicate the Company's long-term earnings potential may also jeopardize the ability of PHH Mortgage Production and PHH Fleet to recruit and retain outsourcing clients in today's environment. With the Company's shares trading at a steep discount to tangible book value, the outsourcing market may view the Company as being at risk of liquidation. Since stability of an outsourcing partner is critical to businesses that outsource important business functions, this perception could significantly affect confidence in the Company, may negatively affect the signing of new clients and may motivate existing clients to seek outsourcing alternatives that they view to be more stable.

          Another communications failure by Management is its failure to highlight the critical differences between the Company and failed and failing financial institutions, some of which are or have been competitors of the Company. Unlike many competitors of the Company that take substantial balance sheet risks in their business models, the Company is a service business that sells substantially all of its mortgage production and passes most fleet funding costs through to its clients. In several conversations during the fourth quarter of 2008, Board Chairman Krongard has even justified the Company's performance by making comparisons to Lehman Brothers, distressed balance sheet lenders, and General Motors. The balance sheet risk inherent in these businesses is not comparable to that of the Company, and Pennant believes that such comparisons only serve to perpetuate the Company's depressed valuation. Moreover, in earnings conference calls, CEO Edwards has consistently referred to industry problems without highlighting that the Company is an outsourced service provider, not a balance sheet lender, and as such the impact of these problems on the Company is not comparable to that of the many troubled financial concerns that make the news headlines on a daily basis.

     For more than a year, Pennant has made consistent efforts to encourage the Board and Management to focus more keenly and effectively on the creation of long-term stockholder value. Pennant believes that, as the U.S. and global financial crisis has deepened, the Company has been faced with significant challenges that the Board and Management have failed to meet and has been offered valuable opportunities that the Board and Management have failed to embrace. As a result of these past concerns, the Board's and Management's lack of responsiveness to Pennant's suggestions, and the concern that many of the failures of the Board and Management have not been addressed for the future, Spinnaker, one of the Pennant Entities, intends to nominate Messrs. Loren and Parseghian for election to the Board at the Annual Meeting.

          Allan Z. Loren has a proven track record of creating stockholder value and implementing change. As Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation ("D&B") from 2000 through 2004, and as Chairman in 2005, Mr. Loren was instrumental in refocusing D&B's business and creating and implementing D&B's "Blueprint for Growth" strategy. During his five years leading the company, Mr. Loren grew D&B's earnings per share from $1.71 to $2.98, increased free cash flow from $164 million to $239 million per year, and produced a total stockholder return of 378%.

          Gregory J. Parseghian has deep experience in the financial and mortgage industries. After serving in executive positions at First Boston Corp., BlackRock Financial Management and Salomon Brothers from 1982 through 1995, Mr. Parseghian became Chief Investment Officer of Freddie Mac in 1996, rising to Chief Executive Officer of Freddie Mac before he left that company at the end of 2003.

     Neither of the Independent Nominees has had in the past any financial or compensatory business or other relationship with the Pennant Entities, and the Pennant Entities do not intend to establish any such relationship with either of the Independent Nominees if they are elected to the Board. Pennant has identified the Independent Nominees as nominees for the Board based on their belief that the Independent Nominees will bring to the Board substantial industry and operating experience and that, as outsiders elected by the Company's stockholders without having been hand-picked by the current Board, the Independent Nominees will bring a needed fresh perspective to the Board.

     In nominating the two Independent Nominees to a Board that currently consists of seven directors, Pennant is not seeking to control the management and policies of the Company. Pennant believes that the Board should manage and set policy for the Company, but that the Board should be responsive to the Company's stockholders and that the presence on the Board of directors not nominated by the Board will encourage greater responsiveness and focus on stockholder value.

     The Independent Nominees do not anticipate that they will have any conflicts of interest with respect to the Company, if elected, and recognize their fiduciary obligations to all stockholders. Neither of the Independent Nominees has any contract, arrangement or understanding with the Company, other than through the interest of each Independent Nominee in being elected to serve as a director of the Company and other than as elsewhere described in this Proxy Statement.

THE SOLICITING PERSONS RECOMMEND A VOTE FOR THE ELECTION OF THE INDEPENDENT NOMINEES.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                                Proposal No. 1-
        Election of the Independent Nominees as Directors of the Company

     The Company's Board of Directors currently consists of seven directors divided into three classes having staggered three-year terms. The terms of the three incumbent Class I directors expire at the Annual Meeting. On March 11, 2009, Spinnaker, one of the Pennant Entities, gave notice to the Company of its intention to nominate the Independent Nominees for election at the Annual Meeting as two of the three Class I directors of the Company.

     The Company has nominated three incumbent directors to stand for re-election at the Annual Meeting. By voting on the GOLD proxy card, you will be able to vote at the Annual Meeting for three candidates - the two Independent Nominees and the Company Nominee other than Mr. Edwards and Mr. Krongard. We are soliciting for this third Company Nominee rather than for Mr. Edwards or Mr. Krongard because, as described above, we believe that as Chief Executive Officer and Non-Executive Chairman, respectively, Messrs. Edwards and Krongard bear significant responsibility for a number of the self-inflicted problems facing the Company and because we have lost confidence in their ability to effectively and expeditiously handle future challenges and opportunities for the Company.

     Each of the Independent Nominees has consented to being named as a nominee in this Proxy Statement. Pennant does not expect that either of the Independent Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Independent Nominees should occur, Pennant may seek to nominate a replacement nominee to fill the vacancy in the slate. In any such case, Pennant will supplement this Proxy Statement and the persons named as proxies on the GOLD proxy card will use the discretionary authority granted thereby to vote for such replacement nominee. If, however, a vacancy in the slate of Independent Nominees occurs and Pennant cannot supplement this Proxy Statement at least 5 business days before the Annual Meeting, the persons named as proxies on the GOLD proxy cards will use the discretionary authority granted thereby either to vote for the Independent Nominee who is unable to stand for election or they will not vote to fill that particular Board seat.

Biographical Information Regarding the Independent Nominees

     The following information concerning age, principal occupation and business experience during the last five years, and current directorships has been furnished to Pennant by the Independent Nominees, each of whom has consented to serve on the Board of Directors if elected. For information regarding the nominees designated by the Company, please refer to the Company's definitive proxy statement.

     Allan Z. Loren, age 70, currently serves as an Executive Coach to Chief Executive Officers. Mr. Loren served as both Chairman and Chief Executive Officer of D&B from 2000 through 2004 and as Chairman in 2005. Mr. Loren was instrumental in refocusing D&B's business and creating and implementing D&B's "Blueprint for Growth" strategy. During his five years leading the company, Mr. Loren grew D&B's earnings per share from $1.71 to $2.98, increased free cash flow from $164 million to $239 million per year, and produced a total stockholder return of 378%. Prior to joining D&B, Mr. Loren served as Executive Vice President and Chief Information Officer of American Express from 1994 to 2000, as President and Chief Executive Officer of Galileo International from

1991 to 1994, as President of Apple Computer USA from 1988 to 1990 and as Chief Information Officer of Apple Computer from 1987 to 1988. Mr. Loren was also the Chief Administrative Officer and Chief Information Officer of Cigna from 1979 to 1987 and 1971 to 1987, respectively. Mr. Loren graduated with a B.S. in Mathematics from Queens College, City University of New York in 1960 and undertook graduate studies in mathematics and statistics at American University from 1961 to 1964. Mr. Loren also attended Stanford University's Executive Management Program in 1979. Mr. Loren currently serves on the board of directors of Fair Isaac Corporation and on the Board of Trustees of Queens College, City University of New York as a director. Mr. Loren previously served on the board of directors of Hershey Foods, Reynolds & Reynolds, U.S. Cellular, and Venator Group (currently known as Foot Locker, Inc.). He also served as Distinguished Executive in Residence at Rutgers University Business School.

     Gregory J. Parseghian, age 48, is currently a private investor and from September 2007 through December 2008 served as Director of Research for Brahman Capital, a hedge fund managing in excess of $1 billion of its clients' capital. Mr. Parseghian has substantial experience in the financial and mortgage industries, having served in executive positions at First Boston Corp., BlackRock Financial Management and Salomon Brothers from 1982 through 1995. During that time, Mr. Parseghian was ranked first on Institutional Investor magazine's fixed income and mortgage strategy polls on six occasions. In 1996, Mr. Parseghian became Chief Investment Officer of Freddie Mac and served in that position until June 2003. As Chief Investment Officer of Freddie Mac, Mr. Parseghian led a team of more than 200 professionals responsible for management of that firm's $600 billion retained mortgage portfolio, its $120 billion non-mortgage contingency and liquidity portfolio, its issuance of debt and mortgage-backed securities and its asset/liability risk management. In June 2003, Mr. Parseghian was promoted by Freddie Mac's board of directors to Chief Executive Officer following an investigation into accounting irregularities under his predecessor. He left Freddie Mac at the end of 2003 after Freddie Mac's board of directors was directed to seek his resignation by that company's federal regulator, the Office of Federal Housing Enterprise Oversight, which itself was under pressure by Congress for failing to detect the accounting irregularities at Freddie Mac. Mr. Parseghian currently serves on the board of directors of the Armenian Church Endowment Fund and The Langley School, both of which are non-profit organizations, and Everquest Financial, Ltd., a specialty finance holding company. Mr. Parseghian holds a B.S. in Economics and a Masters in Business Administration in Finance from The Wharton School, University of Pennsylvania.

     If elected, each Independent Nominee would receive such directors' fees as may be payable by the Company in accordance with its practice at the time. Except as described below, there are no understandings or arrangements between the Pennant Entities and any Independent Nominee relating to the matters contemplated by this Proxy Statement. The Funds have entered into agreements with each of the Independent Nominees pursuant to which the Funds have agreed to indemnify and hold harmless each Independent Nominee from any and all damages, settlements, losses, fees, costs and expenses incurred by such Independent Nominee resulting from any claim, action or demand that arises out of or in any way relates to running for election to the Board of Directors, to the extent not otherwise indemnified by the Company or any other source of Company-related indemnification or insurance. This indemnity will apply, however, only so long as the action or failure to act by such Independent Nominee does not constitute fraud, bad faith, willful misconduct or gross negligence as found by a court of competent jurisdiction.

     Additional information concerning the Independent Nominees is set forth in Appendix A to this Proxy Statement.

Proposal No. 2 - Ratification of The Appointment of Independent Auditors

     According to the Company Proxy Statement, the Company is soliciting proxies for the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2009. Please refer to the Company's definitive proxy statement for a detailed discussion of this proposal, including various arguments in favor of and against such proposal. We urge you to vote on the GOLD proxy card FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2009. If you do not indicate any voting instruction, we will vote the GOLD proxy card FOR this proposal.

                    INFORMATION ABOUT THE SOLICITING PERSONS

     The present principal business of Pennant Capital is to serve as investment manager or adviser to a variety of funds (including Spinnaker, Onshore, Offshore, Qualified, Windward LP and Windward Ltd.) and to control the investing and trading in securities of such funds. Mr. Fournier is the managing member of Pennant Capital and controls its business activities. The present principal occupation of Mr. Fournier is to act as the managing member of Pennant Capital and control its business activities. The principal business of each of Spinnaker, Onshore, Offshore, Qualified, Windward LP and Windward Ltd is to invest and trade in securities. The present principal occupation of Mr. Loren is to serve as an Executive Coach to Chief Executive Officers. Mr. Parseghian is currently a private investor.

     Appendix A includes (i) the name and business address of each of the Soliciting Persons (including the Independent Nominees), and (ii) the class and number of securities of the Company which are owned beneficially, directly or indirectly, by each of the Soliciting Persons or any of their respective affiliates or associates (as defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

     Appendix B sets forth, with respect to all securities of the Company purchased or sold by a Soliciting Persons within the past two years, the date on which they were purchased or sold and the amount purchased or sold on such date. Each Soliciting Person used its own investment capital to purchase all such securities listed therein as purchased by such Soliciting Person.

     All of the Common Stock and 4% Convertible Senior Notes due 2012 of the Company (the "Convertible Notes") set forth in Appendix B were purchased in margin accounts from the Funds' general working capital and margin account borrowings loaned in the ordinary course of business by various financial institutions, which have extended margin credit to the Funds in amounts from time to time required to open or carry the aggregate positions in such margin accounts, subject to applicable Federal margin regulations, stock exchange rules and each firm's credit policies. The aggregate positions held in such margin accounts (including the shares of Common Stock and securities of other issuers) are pledged as collateral security for the repayment of any debit balances that may be outstanding from time to time in such accounts. The Shares currently held of record by Spinnaker are neither subject to margin credit nor pledge.

     Except as set forth below, none of the Soliciting Persons is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, division of losses or profits, or the giving or withholding of proxies.

     The Funds have entered into several standardized, cash-settled swap agreements with Morgan Stanley Capital Services, Inc. as the counterparty (the "Swap Agreements"), for which the Common Stock is the reference security, with respect to an aggregate of 1,505,700 notional shares of Common Stock. Under each Swap Agreement, the Funds have taken the "long" side of the swap and therefore are entitled to the economic benefits, and are subject to the economic risks, of owning the Common Stock, but have no rights or powers with respect to any shares of Common Stock as a result of the agreement. None of the Pennant Entities is the beneficial owner, within the meaning of Section 13(d) of the Exchange Act, of any shares of Common Stock as a result of the Swap Agreements, and, accordingly, the number of shares of Common Stock stated as beneficially owned by the Pennant Entities herein does not include any ownership as a result of the Swap Agreements. Information with respect to the Swap Agreements, including reference prices and expiration dates, is set forth in Appendix B.

     On March 4, 2009, Pennant received a determination letter from the State of New York Insurance Department confirming that the solicitation and voting of proxies to elect two independent nominees to the Board would not cause the Pennant Entities to "control" Atrium within the meaning of New York Insurance Law ss.1501(a)(2) and permitting the Pennant Entities, among other things, to solicit revocable proxies for use at the Annual Meeting provided, that (i) the proxies are revocable; (ii) the proxies are limited in duration and will be valid only until the conclusion of the Annual Meeting; (iii) the proxies are limited in scope, in that they will not provide the Pennant Entities with discretionary authority as to the casting of votes in the election of directors;
(iv) the Pennant Entities maintain their ownership of the voting stock below 10%; (v) the Pennant Entities maintain a total economic interest in the Company of less than 15%; (vi) the Pennant Entities will have no right to replace any independent nominee that may resign or leave the Board for any reason; (vii) the Pennant Entities will not have any special right of access to the independent nominees, and will not seek to obtain any confidential Company information from the independent nominees, if they are elected to the Board;
(viii) neither the Pennant Entities nor any of their personnel, agents, or designees will seek or accept a seat on the Board or observer rights to Board meetings or proceedings; (ix) the Pennant Entities will not enter into business transactions with the Company without the prior approval of the Department; and
(x) the Pennant Entities will not enter into any agreements with any other stockholders of the Company to act in concert with respect to the acquisition, holding, voting or disposition of the Company's voting stock.

     No Soliciting Person (including any Independent Nominee) or, to the best knowledge of the Soliciting Persons, any associate thereof has entered into any agreement or has any arrangement or understanding with any person respecting any future employment with the Company or any of its affiliates or respecting any future transactions to which the Company or any of its affiliates will or may be a party.

     Additional information concerning the Soliciting Persons is set forth in Appendix A and Appendix B to this Proxy Statement.

                             SOLICITATION; EXPENSES

     Proxies may be solicited by mail, advertisement, telephone, facsimile, the Internet, telegraph and/or personal solicitation. No additional compensation will be paid to the Independent Nominees or the other Soliciting Persons for the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Soliciting Persons' solicitation materials to their customers for whom they hold shares, and Pennant will reimburse them for their reasonable out-of-pocket expenses.

     In connection with the solicitation of proxies, Pennant Capital may employ one or more of its investment professionals to assist in its solicitation of security holders. Such investment professionals may be involved in personal solicitation by Pennant Capital of certain security holders but will not be paid any amounts for such solicitation in addition to their regular compensation from Pennant Capital.

     Pennant Capital, on behalf of the Soliciting Persons, has retained MacKenzie Partners, Inc. (the "Soliciting Agent") to assist in the solicitation of proxies and for related services. In connection with its retention of the Soliciting Agent, Pennant Capital has agreed to pay the Soliciting Agent a fee of up to $75,000. In addition, Pennant Capital has agreed that it will reimburse the Soliciting Agent for its reasonable out-of-pocket expenses and indemnify it in respect of certain claims in connection with its retention. Pennant Capital expects that approximately 40 persons will be used by the Soliciting Agent in its solicitation efforts.

     The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Funds. In the event the Independent Nominees are elected to the Board at the Annual Meeting, Pennant Capital does not intend to seek reimbursement of such expenses from the Company.

     Pennant Capital currently estimates that the total expenditures relating to this proxy solicitation incurred by the Soliciting Persons will be approximately $600,000, approximately $275,000 of which has been incurred to date.

                           VOTING AND PROXY PROCEDURES

     The Soliciting Persons believe that the Independent Nominees should be elected at the Annual Meeting because they will bring to the Board substantial mortgage industry experience and a proven track record of creating stockholder value and implementing change. Pennant believes that this experience and track record, together with a new voice and fresh perspective on the Board that the Independent Nominees can provide, will best serve the interests of the Company and its stockholders. THE SOLICITING PERSONS RECOMMEND A VOTE FOR THE ELECTION OF THE NOMINEES.

How do I vote by proxy?

     For the proxy solicited hereby to be voted, the GOLD proxy card to be supplied by the Soliciting Persons must be signed, dated and returned to Soliciting Persons, c/o MacKenzie Partners, Inc. in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Independent Nominees, you must submit the GOLD proxy card supplied by the Soliciting Persons and must NOT submit the Company's proxy card.

What if I am not the record holder of my shares?

     If your shares are held in the name of a brokerage firm, bank or nominee, only that entity can vote those shares and only upon receipt of your specific instruction. Accordingly, we urge you to contact the person responsible for your account and instruct that person to execute the GOLD proxy card on your behalf.

If I plan to attend the Annual Meeting, should I still submit a GOLD proxy?

     Whether or not you plan to attend the Annual Meeting, we urge you to submit a GOLD proxy. Returning the enclosed proxy card will not affect your right to attend and vote at the Annual Meeting.

What if I want to revoke my proxy or change my vote?

     Any proxy may be revoked at any time prior to the voting at the Annual Meeting by (i) submitting a later dated proxy, (ii) giving timely written notice of such revocation to the Corporate Secretary of the Company or (iii) attending the Annual Meeting and voting in person. However, if you hold shares in "street name" (through a broker or bank), you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

What should I do if I receive a proxy card solicited by the Company?

     If you submit a proxy to us by signing and returning the enclosed GOLD proxy card, do not sign or return the proxy card solicited by the Company or follow any voting instructions provided by the Company unless you intend to change your vote, because only your latest dated proxy will be counted.

     If you have already sent a proxy card to the Company, you may revoke it and provide your support to the Independent Nominees by signing, dating and returning the enclosed GOLD proxy card.

Who can vote?

     The Board of Directors has established April 22, 2009 as the Record Date for the Annual Meeting. Only stockholders of record of Common Stock on the Record Date, or their duly appointed proxies, will be entitled to vote at the Annual Meeting. If you are a stockholder of record on the Record Date, you will retain your voting rights in connection with the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares on the GOLD proxy card, even if you sell such shares after such date.

What is the required quorum?

     According to the Company Proxy Statement, the holders of a majority of shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum.

What vote is required to elect the Independent Nominees?

     According to the Company Proxy Statement:

     o directors are elected by the affirmative vote of a plurality of the shares of Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors; and

     o abstentions and broker non-votes will be counted as "present" when determining whether there is a quorum, but will not be counted toward a nominee's attainment of a plurality. A majority vote is not required.

How will my shares be voted?

     Shares of Common Stock represented by a valid, unrevoked GOLD proxy card will be voted in accordance with the recommendations made in this Proxy Statement unless otherwise marked thereon. Except for the proposals set forth in this Proxy Statement, the Soliciting Persons are not aware of any other matter to be considered at the Annual Meeting. However, if the Soliciting Persons learn of any other proposals made before the Annual Meeting, the Soliciting Persons will either supplement this Proxy Statement and obtain voting instructions from you on such matters or the persons named as proxies on the GOLD proxy card will not exercise discretionary authority with respect to your shares on such matters. However, as to any matters incidental to the conduct of the Annual Meeting, the persons named as proxies on the GOLD proxy card will vote proxies solicited hereby in their discretion.

                          INFORMATION ABOUT THE COMPANY

     Based upon documents publicly filed by the Company, the mailing address of the principal executive offices of the Company is 3000 Leadenhall Road, Mt. Laurel, NJ 08054.

     Appendix C to this Proxy Statement sets forth information obtained from the Company's public filings related to the beneficial ownership of shares of Common Stock.

     Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although the Soliciting Persons do not have any knowledge indicating that any statement contained herein is untrue, we do not take any responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of the Soliciting Persons, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

                                  OTHER MATTERS

     Except for the proposals set forth in this Proxy Statement, the Soliciting Persons are not aware of any other matter to be considered at the Annual Meeting. However, if the Soliciting Persons learn of any other proposals made before the Annual Meeting, the Soliciting Persons will either supplement this Proxy Statement and obtain voting instructions from you on such matters or the persons named as proxies on the GOLD proxy card will not exercise discretionary authority with respect to your shares on such matters. However, as to any matters incidental to the conduct of the Annual Meeting, the persons named as proxies on the GOLD proxy card will vote proxies solicited hereby in their discretion.


                                             Pennant Capital Management, LLC
                                             Pennant Spinnaker Fund LP
                                             Pennant Offshore Partners, Ltd.
                                             Pennant Onshore Partners, LP
                                             Pennant Onshore Qualified, LP
                                             Pennant Windward Fund, LP
                                             Pennant Windward Fund, Ltd.
                                             Alan Fournier
                                             Allan Z. Loren
                                             Gregory J. Parseghian

                                             April __, 2009

                                                                      Appendix A

          INFORMATION CONCERNING PARTICIPANTS IN THE PROXY SOLICITATION

     Set forth below is (i) the name and business address of each of the Soliciting Persons (including the Independent Nominees) and (ii) the number of shares of Common Stock and the aggregate principal amount of the Convertible Notes owned beneficially by each of the Soliciting Persons as of the date hereof. Mr. Fournier and Pennant Capital beneficially own Common Stock and Convertible Notes indirectly pursuant to the arrangements described in the accompanying Proxy Statement. All of the Funds own their shares of Common Stock and Convertible Notes directly. As of the date hereof, none of the Soliciting Persons, directly or indirectly, owns any securities of the Company other than as set forth herein. Pennant Capital is a Delaware limited liability company; Spinnaker, Onshore, Qualified and Windward LP are Delaware limited partnerships; Offshore and Windward Ltd. are Cayman Island companies; and Messrs. Fournier, Loren and Parseghian are citizens of the United States of America.

------------------------------------------------------------- -----------------------------------------------------

                                                                Number of Shares of Common Stock and Aggregate
                                                                ----------------------------------------------
------------------------------------------------------------      Principal Amount of Convertible Notes Owned
                                                                  -------------------------------------------
                                                                Beneficially and Nature of Beneficial Ownership
                                                                -----------------------------------------------
              Name and Address of Participant                                  (Percent of Class)
              -------------------------------                                  ------------------
------------------------------------------------------------- ----------------------------- -----------------------
Mr. Alan Fournier                                             5,407,141 Common Stock        $25,000,000 aggregate
c/o Pennant Capital Management, LLC                           (9.97%) through Pennant       principal amount of
26 Main Street, Suite 203                                     Capital and the Funds (1)     Convertible Notes (10%)
Chatham, New Jersey 07928                                                                   through Pennant Capital
                                                                                            and the Funds (2)


------------------------------------------------------------- ----------------------------- -----------------------
Pennant Capital Management, LLC                               5,407,141 Common Stock        $25,000,000 aggregate
26 Main Street, Suite 203                                     (9.97%) through the Funds     principal amount of
Chatham, New Jersey 07928                                     (1)                           Convertible Notes (10%)
                                                                                            through the Funds (2)
------------------------------------------------------------- ----------------------------- -----------------------
Pennant Spinnaker Fund, LP                                    228,146 Common Stock          $1,435,849 aggregate
c/o Pennant Capital Management, LLC                           (0.42%) directly (1)          principal amount of
26 Main Street, Suite 203                                                                   Convertible Notes
Chatham, New Jersey 07928                                                                   (0.57%) directly (2)
------------------------------------------------------------- ----------------------------- -----------------------
Pennant Offshore Partners, Ltd.                               869,977 Common Stock          $4,342,386 aggregate
c/o Pennant Capital Management, LLC                           (1.60%) directly (1)          principal amount of
26 Main Street, Suite 203                                                                   Convertible Notes
Chatham, New Jersey 07928                                                                   (1.74%) directly (2)
------------------------------------------------------------- ----------------------------- -----------------------
Pennant Onshore Partners, LP                                  253,723 Common Stock          $1,257,193 aggregate
c/o Pennant Capital Management, LLC                           (0.47%) directly (1)          principal amount of
26 Main Street, Suite 203                                                                   Convertible Notes
Chatham, New Jersey 07928                                                                   (0.50%) directly (2)
------------------------------------------------------------- ----------------------------- -----------------------
Pennant Onshore Qualified, LP                                 522,992 Common Stock          $2,644,115 aggregate
c/o Pennant Capital Management, LLC                           (0.96%) directly (1)          principal amount of
26 Main Street, Suite 203                                                                   Convertible Notes
Chatham, New Jersey 07928                                                                   (1.06%) directly (2)
------------------------------------------------------------- ----------------------------- -----------------------
Pennant Windward Fund, LP                                     1,191,058 Common Stock        $5,503,827 aggregate
c/o Pennant Capital Management, LLC                           (2.20%) directly (1)          principal amount of
------------------------------------------------------------- ----------------------------- -----------------------


                                                         A-1

------------------------------------------------------------- -----------------------------------------------------

                                                                Number of Shares of Common Stock and Aggregate
                                                                ----------------------------------------------
------------------------------------------------------------      Principal Amount of Convertible Notes Owned
                                                                  -------------------------------------------
                                                                Beneficially and Nature of Beneficial Ownership
                                                                -----------------------------------------------
              Name and Address of Participant                                  (Percent of Class)
              -------------------------------                                  ------------------
------------------------------------------------------------- ----------------------------- -----------------------
26 Main Street, Suite 203                                                                   Convertible Notes
Chatham, New Jersey 07928                                                                   (2.20%) directly (2)
------------------------------------------------------------- ----------------------------- -----------------------
Pennant Windward Fund, Ltd.                                   2,341,245 Common Stock        $9,816,630 aggregate
c/o Pennant Capital Management, LLC                           (4.32%) directly (1)          principal amount of
26 Main Street, Suite 203                                                                   Convertible Notes
Chatham, New Jersey 07928                                                                   (3.93%) directly (2)
------------------------------------------------------------- ----------------------------- -----------------------
Mr. Allan Z. Loren                                            0 shares of Common Stock      0 Convertible Notes
110 Central Park South, Apt. 11B
New York, New York 10019
------------------------------------------------------------- ----------------------------- -----------------------
Mr. Gregory J. Parseghian                                     0 shares of Common Stock      0 Convertible Notes
8121 Spring Hill Farm Drive
McLean, Virginia 22102
------------------------------------------------------------- ----------------------------- -----------------------

(1) The percentages used herein were calculated based on 54,256,294 shares of Common Stock issued and outstanding as of February 13, 2009, as reported by the Company in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission on March 2, 2009.

(2) The percentages were calculated based on the Company's representation that Convertible Notes with an aggregate principal amount of $250 million are issued and outstanding, as reported by the Company in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission on March 2, 2009.

                ------------------------------------------------

     Other than as set forth in the accompanying Proxy Statement, in the Appendices hereto or filings of the Soliciting Persons pursuant to Section 13 of the Exchange Act, to the best knowledge of the Soliciting Persons, none of the Soliciting Persons (including the Independent Nominees), nor any associate thereof (as such term is defined in Rule 14a-1 of the Exchange Act) or affiliate of any Soliciting Person, nor any of their respective family members is either a party to any transaction or series of transactions since the beginning of the Company's last fiscal year or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Company or any of its affiliates was or is to be a party, (ii) in which the amount involved exceeds $120,000, and (iii) in which any Soliciting Person or associate thereof or any member of his or her immediate family has, or will have, a direct or indirect material interest.

     None of the Soliciting Persons (including any Independent Nominee) or any of their respective affiliates or associates has any material or substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than (i) by reason of their ownership of shares of Common Stock, (ii) the interest of each Independent Nominee in being elected to serve as a director of the Company and other than as elsewhere described in the accompanying Proxy Statement, in the Appendices hereto or filings of the Pennant Entities pursuant to Section 13 of the Exchange Act.

     No Independent Nominee has failed to file reports related to the Company that are required by Section 16(a) of the Exchange Act.

     None of the corporations or organizations in which any of the Independent Nominees has conducted his or her principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and none of the Independent Nominees holds any position or office with the Company. Under the rules applicable to companies listed on The New York Stock Exchange, the independence of directors must be determined by a company's board of directors on a case by case basis. The Soliciting Persons believe that none of the Independent Nominees is subject to any of the disqualifying circumstances set forth in the applicable rules relating to independence.

                                                                      Appendix B


                  TRANSACTIONS IN SECURITIES OF PHH CORPORATION

     The following table sets forth information with respect to all purchases and sales of Common Stock by the Soliciting Persons during the past two years (numbers in parentheses indicate sales), all of which were transactions in Common Stock:

---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
     Date         Offshore(1)    Onshore(2)    Qualified(3)    Spinnaker(4)     Windward      Windward     Parseghian(7)
                                                                                 LP(5)        Ltd.(6)
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   3/15/2007        15,460          4,210          9,470          5,930          19,830        30,100            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   3/16/2007         3,640           990           2,230          1,400          4,670         7,070             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   4/20/2007        87,320         23,750         53,500          33,500        112,010       169,920            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   4/26/2007        106,320        28,910         65,140          40,780        136,370       206,880            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   4/27/2007         8,020          2,180          4,920          3,080          10,290        15,610            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   4/30/2007        111,390        30,840         68,560          25,920         53,570        81,220            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   6/1/2007            -              -              -              -           (9,950)        9,950             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   7/25/2007        26,940          7,350         16,520          9,770          31,220        48,200            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   7/26/2007         9,620          2,620          5,900          3,490          11,150        17,220            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   7/27/2007         9,620          2,620          5,900          3,500          11,160        17,200            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   7/30/2007         3,850          1,050          2,360          1,400          4,460         6,880             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   7/31/2007         4,810          1,310          2,950          1,750          5,580         8,600             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   8/1/2007         59,250         16,130         36,260          15,220         69,250       107,090            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   8/8/2007         26,360          7,450         16,320          6,720          33,150        50,000            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   8/9/2007         28,250          7,980         17,490          7,200          35,520        53,560            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   8/10/2007        10,730          3,030          6,650          2,740          13,500        20,350            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   8/15/2007         9,420          2,660          5,830          2,400          11,840        17,850            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   8/16/2007        24,980          6,830         15,330          8,700          29,150        44,917            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   9/14/2007       (14,860)        (4,060)        (9,120)        (5,180)        (17,350)      (26,730)           -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   9/17/2007        13,460          3,680          8,260          4,690          15,710        24,200            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   9/19/2007       (33,900)        (9,270)       (20,800)        (11,810)       (39,560)      (60,968)           -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   9/20/2007        (6,860)        (1,880)        (4,210)        (2,390)        (8,010)       (12,342)           -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   9/24/2007       (16,540)        (4,520)       (10,150)        (5,760)        (19,300)      (29,730)           -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   9/25/2007       (11,540)        (3,150)        (7,080)        (4,020)        (13,460)      (20,750)           -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   9/26/2007       (24,980)        (6,830)       (15,320)        (8,700)        (29,150)      (44,920)           -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   9/27/2007       (11,940)        (3,260)        (7,330)        (4,160)        (13,940)      (21,470)           -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   9/28/2007        (7,690)        (2,100)        (4,720)        (2,680)        (8,980)       (13,830)           -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   10/1/2007        (6,210)        (1,700)        (3,810)        (2,160)         17,757       (36,177)           -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   10/2/2007        (2,380)         (650)         (1,460)         (830)         (2,850)       (4,230)            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   10/3/2007        (2,940)         (800)         (1,810)        (1,020)        (3,520)       (5,210)            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   10/4/2007        (1,920)         (530)         (1,180)         (670)         (2,300)       (3,400)            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   10/19/2007        5,080          1,390          3,120          1,770          6,070         9,004             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   10/22/2007         80             20             50              30             90           130              -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   10/24/2007        9,620          2,630          5,900          3,350          11,490        17,010            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   10/25/2007        9,620          2,630          5,900          3,350          11,490        17,010            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   10/30/2007        9,620          2,620          5,900          3,340          11,480        17,040            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   11/1/2007         4,810          1,310          2,950          1,670          5,740         8,520             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   11/5/2007         4,810          1,310          2,950          1,670          5,740         8,520             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   11/6/2007           -            8,000            -              -            68,000       102,000            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   11/7/2007           -              -              -              -            3,750         21,250            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   11/9/2007        16,610          4,680         10,190          5,780          21,130        31,610            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   12/18/2007        5,260          1,480          3,230          1,830          6,690         10,010            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   12/19/2007        5,540          1,560          3,400          1,930          7,040         10,530            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   12/20/2007       11,070          3,120          6,790          3,860          14,080        21,080            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   12/21/2007       14,770          4,160          9,060          5,140          18,780        28,090            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   12/26/2007         550            160            340            190            700          1,060             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------


                                                            B-1




---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   12/27/2007        4,890          1,380          3,000          1,700          6,220         9,310             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   12/28/2007        2,860           810           1,760          1,000          3,640         5,430             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   12/31/2007        2,770           780           1,700           960           3,520         5,270             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   1/2/2008            -              -              -              -           (11,806)       11,806            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   7/23/2008           -              -              -              -              -             -            (4000)
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   8/21/2008         2,070           580           1,270           720           2,600         3,960             -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   1/2/2009         (9,059)         6,980           30              -           (78,301)       80,350            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   2/2/2009            -              -              -              -            12,800       (12,800)           -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   3/2/2009        (76,244)       (22,998)       (49,324)       (119,334)        42,443       225,457            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------
   4/1/2009        (42,670)       (11,599)       (39,944)           -           (43,315)      137,528            -
---------------- -------------- -------------- -------------- --------------- ------------- ------------- ----------------


     ----------------------------------
     (1) Pennant Offshore Partners, Ltd.
     (2) Pennant Onshore Partners, LP
     (3) Pennant Onshore Qualified, LP
     (4) Pennant Spinnaker Fund, LP
     (5) Pennant Windward Fund, LP
     (6) Pennant Windward Fund, Ltd.
     (7) Mr. Gregory J. Parseghian

              TRANSACTIONS IN CONVERTIBLE NOTES OF PHH CORPORATION

     The following table sets forth information with respect to all purchases and sales of the Convertible Notes by the Participants during the past two years (numbers in parentheses indicate sales):



--------------- -------------- ------------- -------------- ---------------- -------------- ------------------
     Date        Offshore(1)    Onshore(2)   Qualified(3)    Spinnaker(4)      Windward      Windward Ltd(6)
                                                                                 LP(5)
--------------- -------------- ------------- -------------- ---------------- -------------- ------------------
  3/28/2008       1,570,000      440,000        960,000         550,000        1,980,000        3,000,000
--------------- -------------- ------------- -------------- ---------------- -------------- ------------------
  3/28/2008       1,660,000      470,000       1,020,000        580,000        2,090,000        3,180,000
--------------- -------------- ------------- -------------- ---------------- -------------- ------------------
  3/28/2008        190,000        50,000        110,000         70,000          230,000          350,000
--------------- -------------- ------------- -------------- ---------------- -------------- ------------------
  3/28/2008        650,000       180,000        400,000         220,000         810,000         1,240,000
--------------- -------------- ------------- -------------- ---------------- -------------- ------------------
   4/2/2008        555,000       155,460        339,550         193,640         696,820         1,059,530
--------------- -------------- ------------- -------------- ---------------- -------------- ------------------
   1/6/2009       (45,000)        30,000           -               -           (277,000)         292,000
--------------- -------------- ------------- -------------- ---------------- -------------- ------------------
   3/2/2009        265,000        80,000        172,000         436,000        (193,000)        (760,000)
--------------- -------------- ------------- -------------- ---------------- -------------- ------------------
   4/1/2009       (502,614)     (148,267)      (357,435)       (613,791)        167,007         1,455,100
--------------- -------------- ------------- -------------- ---------------- -------------- ------------------


----------------------------------
     (1) Pennant Offshore Partners, Ltd.
     (2) Pennant Onshore Partners, LP
     (3) Pennant Onshore Qualified, LP
     (4) Pennant Spinnaker Fund, LP
     (5) Pennant Windward Fund, LP
     (6) Pennant Windward Fund, Ltd.

                 SWAP AGREEMENTS WITH RESPECT TO PHH CORPORATION
                                  COMMON STOCK

     The following table sets forth information with respect to standardized, cash-settled swap agreements entered into between the Funds and Morgan Stanley Capital Services, Inc., for which the Common Stock is the reference security, upon the terms described in the accompanying letter. The numbers in the table indicate the date of each swap agreement, the number of notional shares of Common Stock covered by each of the agreements, the reference price for the Common Stock covered by each agreement and the termination date of each agreement.



------------------- ------------------- ------------------- --------------------
       Date           Notional Shares      Reference Price    Termination Date*
------------------- ------------------- ------------------- --------------------
    8/29/2008             250,000               15.30             9/2/2010
------------------- ------------------- ------------------- --------------------
     9/2/2008             113,600               15.86             9/4/2010
------------------- ------------------- ------------------- --------------------
     9/3/2008              50,900               15.95             9/7/2010
------------------- ------------------- ------------------- --------------------
     9/4/2008              85,500               15.49             9/8/2010
------------------- ------------------- ------------------- --------------------
    9/15/2008             100,000               14.01            9/14/2010
------------------- ------------------- ------------------- --------------------
    9/16/2008              50,000               13.77            9/15/2010
------------------- ------------------- ------------------- --------------------
    9/17/2008              50,000               13.46            9/22/2010
------------------- ------------------- ------------------- --------------------
    9/18/2008              5,000                12.97            9/23/2010
------------------- ------------------- ------------------- --------------------
    9/29/2008             100,000               12.73            10/4/2010
------------------- ------------------- ------------------- --------------------
    9/30/2008              19,400               12.23            10/5/2010
------------------- ------------------- ------------------- --------------------
    10/1/2008              50,000               11.75            10/6/2010
------------------- ------------------- ------------------- --------------------
    10/2/2008              50,000               9.25             10/7/2010
------------------- ------------------- ------------------- --------------------
    10/3/2008              80,600               8.99             10/8/2010
------------------- ------------------- ------------------- --------------------
    10/6/2008             219,700               8.25             10/11/2010
------------------- ------------------- ------------------- --------------------
    10/7/2008              50,000               8.74             10/12/2010
------------------- ------------------- ------------------- --------------------
    10/8/2008             200,000               8.27             10/13/2010
------------------- ------------------- ------------------- --------------------
    10/9/2008              31,000               7.32             10/14/2010
------------------- ------------------- ------------------- --------------------


----------------------------------
* Swap agreement terminates on this date or upon written notice of either party

                                                                      Appendix C

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the knowledge of the Soliciting Persons based on a review of publicly available information filed with the SEC, each person reported to own beneficially more than 5% of the outstanding Common Stock, the number of shares of outstanding Common Stock beneficially owned by each such person and the number of shares of outstanding Common Stock beneficially owned by each of the Company's directors and executive officers and all directors and executive officers as a group as of March 31, 2009:

----------------------------------------------------------------------------------------- ------------------ ---------------------
                                                                                               Shares             Percent of
                                                                                            Beneficially         Common Stock
Name                                                                                          Owned(1)          Outstanding(2)
----                                                                                          --------          --------------
----------------------------------------------------------------------------------------- ------------------ ---------------------
Principal Stockholders:
----------------------------------------------------------------------------------------- ------------------ ---------------------
Pennant Capital Management, LLC
     40 Main Street
     Chatham, NJ 07928                                                                          5,407,141          9.97  %
----------------------------------------------------------------------------------------- ------------------ ---------------------
Wellington Management Company, LLP(3)
     75 State Street
     Boston, MA  02109.................................................................         5,361,001          9.88  %
----------------------------------------------------------------------------------------- ------------------ ---------------------
BlackRock, Inc.(4)
     40 East 52nd Street
     New York, NY  10022...............................................................         5,273,322          9.72  %
----------------------------------------------------------------------------------------- ------------------ ---------------------
Third Point LLC, LLC(5)
     390 Park Avenue
     New York, NY  10022...............................................................         5,210,000          9.60  %
----------------------------------------------------------------------------------------- ------------------ ---------------------
Dimensional Fund Advisors LP(6)
     Palisades West, Building One
     6300 Bee Cave Road
     Austin, TX  78746.................................................................         3,578,659          6.60  %
----------------------------------------------------------------------------------------- ------------------ ---------------------
Elm Ridge Capital Management, LLC(7)
     3 West Main Street, 3rd Floor
     Irvington, NY 10533...............................................................         3,329,163          6.13  %
----------------------------------------------------------------------------------------- ------------------ ---------------------
Hotchkis and Wiley Capital Management, LLC(8)
     725 South Figueroa Street, 39th Floor
     Los Angeles, CA 90017.............................................................         3,187,200          5.87  %
----------------------------------------------------------------------------------------- ------------------ ---------------------
Directors and Named Executive Officers:
----------------------------------------------------------------------------------------- ------------------ ---------------------
Terence W. Edwards(9)..................................................................          [449,752]               *
----------------------------------------------------------------------------------------- ------------------ ---------------------
George J. Kilroy(10)...................................................................           [34,360]               *
----------------------------------------------------------------------------------------- ------------------ ---------------------

     ----------------------------------
     *    Represents less than one percent.
     (1) Based upon information contained in filings made with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of the Company's Common Stock, then such common stock is considered beneficially owned by that person under the SEC rules. Shares of the Common Stock beneficially owned include direct and indirect ownership of shares, stock options and restricted stock units granted to executive officers and director restricted stock units granted to directors which are vested or are expected to vest within 60 days of March 31, 2009. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.
     (2) Based upon 54,256,294 shares of Common Stock outstanding as of February 13, 2009 as reported in the Company's Annual Report on Form 10-K for the period ended December 31, 2008 filed with the SEC on March 2, 2009. Shares which vest or are expected to vest within 60 days of March 31, 2009 are deemed outstanding for the purpose of computing the percentage ownership for the named stockholder.
     (3) Reflects beneficial ownership of shares of Common Stock as reported in a Schedule 13G filed with the SEC by Wellington Management Company, LLP on behalf of itself and its affiliates on February 17, 2009.

     (4) Reflects beneficial ownership of shares of Common Stock as reported in a Schedule 13G filed with the SEC by BlackRock, Inc. on behalf of itself and its affiliates on February 10, 2009.
     (5) Reflects beneficial ownership of shares of Common Stock as reported in a Schedule 13G/A filed with the SEC by Third Point LLC on behalf of itself and its affiliates on January 5, 2009.
     (6) Reflects beneficial ownership of shares of Common Stock as reported in a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on behalf of itself and its affiliates on February 9, 2009.
     (7) Reflects beneficial ownership of shares of Common Stock as reported in a Schedule 13G filed with the SEC by Elm Ridge Capital Management, LLC on behalf of itself and its affiliates on February 13, 2009.
     (8) Reflects beneficial ownership of shares of Common Stock as reported in a Schedule 13G/A filed with the SEC by Hotchkis and Wiley Capital Management, LLC on behalf of itself and its affiliates on February 13, 2009.
     (9) Represents [77,731] shares of Common Stock directly held by Mr. Edwards, [5,000] shares of Common Stock held by his wife and exercisable options to purchase [367,021] shares of Common Stock.
     (10) Represents [30,257] shares of Common Stock directly held by Mr. Kilroy, [635] shares of Common Stock held in his 401(k) account and exercisable options to purchase [3,468] shares of Common Stock.

----------------------------------------------------------------------------------------- ------------------ ---------------------
                                                                                               Shares             Percent of
                                                                                            Beneficially         Common Stock
Name                                                                                          Owned(1)          Outstanding(2)
----                                                                                          --------          --------------
----------------------------------------------------------------------------------------- ------------------ ---------------------
Directors and Named Executive Officers:
----------------------------------------------------------------------------------------- ------------------ ---------------------
Mark R. Danahy(11).....................................................................           [95,681]               *
----------------------------------------------------------------------------------------- ------------------ ---------------------
William F. Brown(12)...................................................................           [85,926]               *
----------------------------------------------------------------------------------------- ------------------ ---------------------
A.B. Krongard(13)......................................................................           [32,139]               *
----------------------------------------------------------------------------------------- ------------------ ---------------------
Ann D. Logan(13).......................................................................           [16,082]               *
----------------------------------------------------------------------------------------- ------------------ ---------------------
James W. Brinkley(14)..................................................................           [15,812]               *
----------------------------------------------------------------------------------------- ------------------ ---------------------
Jonathan D. Mariner(13)................................................................           [15,288]               *
Francis J. Van Kirk(13)................................................................           [13,927]               *
Sandra Bell............................................................................                --                --
All Directors and Executive Officers as a Group (10 persons)...........................          [758,967]        [1.40] %


     ----------------------------------
     *    Represents less than one percent.
     (11) Represents [16,125] shares of Common Stock directly held by Mr. Danahy and exercisable options to purchase [79,556] shares of Common Stock.
     (12) Represents [18,230] shares of Common Stock directly held by Mr. Brown and exercisable options to purchase[67,696] shares of Common Stock.
     (13) Represents Director Restricted Stock Units of the Company which are immediately vested and represent a right to receive one share of Common Stock for each Director Restricted Stock Unit payable one year after cessation of service as a member of the Board of Directors. A portion of Mr. Krongard's Director Restricted Stock Units are payable in shares of Common Stock 200 days after cessation of service as a director.
     (14) Represents [15,562] Director Restricted Stock Units and [250] shares of Common Stock held by Brinkley Investments, LLC, a partnership among Mr. Brinkley, his wife and his children.

                                                              PRELIMINARY COPIES

                                                                 GOLD PROXY CARD

                                 PHH CORPORATION


  THIS PROXY IS SOLICITED ON BEHALF OF PENNANT CAPITAL MANAGEMENT, LLC; PENNANT SPINNAKER FUND LP; PENNANT OFFSHORE PARTNERS, LTD.; PENNANT ONSHORE PARTNERS, LP; PENNANT ONSHORE QUALIFIED, LP; PENNANT WINDWARD FUND, LP; PENNANT WINDWARD
   FUND, LTD.; ALAN FOURNIER; ALLAN Z. LOREN; AND GREGORY J. PARSEGHIAN (THE
                             "SOLICITING PERSONS").

The undersigned stockholder of PHH Corporation (the "Company") hereby appoints Alan Fournier and Michael Marone and each of them, attorney, agent and proxy of the undersigned, each with full power of substitution, to vote all shares of common stock of the Company that the undersigned would be entitled to cast if personally present at the 2009 annual meeting of stockholders of the Company (or at any special meeting held in lieu thereof) and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before such annual (or special) meeting, all in accordance with, and to the extent described in, the Proxy Statement of the Soliciting Persons. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. UNLESS OTHERWISE MARKED HEREON, THIS PROXY WILL BE VOTED (1) "FOR" THE ELECTION OF ALLAN Z. LOREN, GREGORY J. PARSEGHIAN AND THE CANDIDATE NOMINATED BY THE BOARD OF DIRECTORS OF THE COMPANY OTHER THAN A.B. KRONGARD AND TERENCE W. EDWARDS AND
(2) "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009, AND (3) IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY HOLDERS AS TO OTHER MATTERS, SUBJECT TO ANY LIMITATIONS DESCRIBED IN THE PROXY STATEMENT OF THE SOLICITING PERSONS. The undersigned stockholder hereby acknowledges receipt of the Soliciting Persons' Proxy Statement.

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

     TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE: [X]

                                                                                                        Withhold
                                                                                            For        Authority
                                                                                       all nominees   to vote for
                                                                                          listed      all nominees
                                                                                      -------------- --------------
   1. Election of Directors -- Class I Nominees:

        01  Allan Z. Loren                                                                  [ ]            [ ]
        02  Gregory J. Parseghian

        For all nominees, except vote withheld from the following:


        ------------------------------------------------------------------------

The Soliciting Persons intend to use this proxy to vote (i) FOR Messrs. Loren and Parseghian and (ii) FOR the candidate who has been nominated by the Company to serve as a director other than A.B. Krongard and Terence W. Edwards.

                                                                                            For         Against     Abstain
                                                                                        ------------ ------------ -----------
   2.   Proposal to ratify the selection of Deloitte & Touche LLP as the
        Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

   In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof, all in accordance with, and to the extent described in, the Proxy Statement of the Soliciting Persons.

Please date this proxy and sign your name exactly as it appears on this form. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

YOUR SIGNATURE ACKNOWLEDGES THE STATEMENTS ON THE REVERSE SIDE OF THIS CARD.


------------------------------------------------------     -----------------
Signature (PLEASE SIGN WITHIN BOX)                         Date
Title or Authority:
                    ----------------------------------


------------------------------------------------------     -----------------
Signature (PLEASE SIGN WITHIN BOX)                         Date
Title or Authority:
                    ----------------------------------